Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the inclusion in this Registration Statement on Form S-1/A (Registration Statement 333-280323) of GRI Bio, Inc. to be filed on or about June 25, 2024, of our report dated March 28, 2024, on our audits of the GRI Bio, Inc. financial statements as of December 31, 2023 and 2022, and for each of the years then ended. We also consent to the reference to our firm under the caption “Experts” in this Registration Statement on Form S-1/A.
/s/ Sadler, Gibb & Associates, LLC
Draper, UT
June 25, 2024